Exhibit 1.2

TAMPA ELECTRIC COMPANY

$250,000,000

6.15 % Notes due 2037

UNDERWRITING AGREEMENT

May 22, 2007

Merrill Lynch, Pierce, Fenner &

Smith Incorporated

4 World Financial Center

New York, NY 10080

BNY Capital Markets, Inc.

One Wall Street

New York, New York 10286

BNP Paribas Securities Corp

787 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

Tampa Electric Company, a Florida corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule A hereto (the “Underwriters”), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNY Capital Markets, Inc. and BNP Paribas Securities Corp. are acting as representatives (the “Representatives”), an aggregate principal amount of $250,000,000 of 6.15% Notes due 2037 (the “Notes”). The Notes will be issued pursuant to an indenture dated as of July 1, 1998 (the “Base Indenture”) between the Company and The Bank of New York, as trustee (the “Indenture Trustee”), as heretofore amended and as amended and supplemented by the sixth supplemental indenture dated as of May 1, 2007 (the Base Indenture, as so supplemented and amended, being referred to herein as the “Indenture”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Notes, as follows:

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Time of Sale referred to in Section 1(a)(i), and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “1933 Act”). The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” on Form S-3 (File No. 333-132243-01) (including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A, 430B or 430C under the 1933 Act), for the registration under the 1933 Act of the Notes. Such registration statement has been filed with the Commission not earlier than three years prior to the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other respects with said Rule, and as amended at the date it became effective, including the exhibits thereto, is hereinafter called the “Registration Statement”. The base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is hereinafter called the “Basic Prospectus”; any preliminary prospectus, including any preliminary prospectus supplement used in connection with the offer and sale of the Notes, filed with the Commission pursuant to Rule 424(b) is hereinafter called the “Preliminary Prospectus”; the form of the final prospectus relating to the Notes filed with the Commission pursuant to Section 3(a) of this Agreement is hereinafter called the “Prospectus”. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. No stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto, or any notice objecting to its use under Rule 401(g)(2), is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

At or prior to 12:45 p.m., on May 22, 2007 (such time and date, the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated May 22, 2007, which shall include the Basic Prospectus, and each “free writing prospectus,” as defined pursuant to Rule 405 under the 1933 Act, including the final term sheet prepared and filed pursuant to Section 3(a) hereof, listed on Annex A hereto.

(ii) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(iii) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Time (as hereinafter defined) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(iv) Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”), other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act or (ii) the documents listed on Annex A hereto and other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the 1933 Act, has been filed in accordance with the 1933 Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying an Issuer Free Writing Prospectus, or delivered prior to delivery of such Issuer Free Writing Prospectus, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(v) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act Regulations, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information as contemplated by Section 3(e), when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Annex A to this Agreement.

(vi) Registration Statement and Prospectus. As of the effective date of the Registration Statement and, in the case of the Prospectus, as of its date, when, prior to the Closing Time, any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Time, (i) the Registration Statement, as then amended as of any such time, the Prospectus, as then amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the 1933 Act, the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the 1934 Act, and (ii) neither each part of the Registration Statement, as then amended as of such time, nor the Prospectus, as then amended or supplemented as of such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the 1939 Act of the applicable trustees or (ii) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the Registration Statement and the Prospectus.

(vii) Status of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, and has the power and authority to enter into and perform its obligations under this Agreement and the Indenture and to own its property and conduct its business as described in the Prospectus.

(viii) Authorization of Company Agreements. The Notes and the Indenture (collectively, the “Transaction Documents”) have each been duly authorized by the Company, and, at the Closing Time, will have been duly executed and delivered by the Company, and, in the case of the Notes, when validly issued by the Company and validly authenticated and delivered by the Indenture Trustee, and, in the case of the Indenture, when validly executed and delivered by the Indenture Trustee, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law); the Indenture has been duly qualified under the 1939 Act; the Notes are entitled to the benefits of the Indenture; and the Transaction Documents will conform in all material respects to the descriptions thereof in the Time of Sale Information and the Prospectus.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x) No Conflicts. The execution, delivery and performance of the Indenture and this Agreement, and the issuance and sale of the Notes and compliance by the Company with the terms and provisions of the Indenture, this Agreement and the Notes will not result in a breach or violation by the Company of any of the terms and provisions of, or constitute a default by the Company under, (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its property, (B) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, except where such breaches, defaults or violations would not have a material adverse effect on the condition, financial or otherwise, or in the results of operations or business affairs of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); or (C) the charter or by-laws of the Company; and the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement.

(xi) Absence of Proceedings. Except as disclosed in the Registration Statement, Time of Sale Information and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any of its property that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Notes; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated.

(xii) No Material Adverse Change in Business. Except as disclosed in the Registration Statement, Time of Sale Information or the Prospectus, since the date of the latest audited financial statements included in the Prospectus or the Time of Sale Information there has been no material adverse change in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole.

(xiii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Notes hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or made or as may be required under the 1933 Act or the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) or state securities laws.

(xiv) Qualification. The Company is duly qualified as a foreign corporation in all jurisdictions where it owns or leases substantial real properties or in which the conduct of its business requires qualification as a foreign corporation and in which the failure to so qualify could have a Material Adverse Effect.

(xv) Financial Statements. The financial statements of the Company, together with related notes, incorporated in the Registration Statement, the Time of Sale Information and the Prospectus directly or by reference present fairly, in accordance with generally accepted accounting principles consistently applied (except as stated therein and except the notes to the interim financial statements), the financial position and the results of operations of the Company and its predecessors at the dates and for the respective periods to which they apply.

(xvi) Auditors. PricewaterhouseCoopers LLP, who have certified financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act and the 1933 Act Regulations.

(xvii) Investment Company Act. The Company is not, and, upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xviii) Internal Accounting Controls. The Company, together with TECO Energy, Inc. (“TECO Energy”) and TECO Energy’s direct and indirect subsidiaries, considered as one enterprise, maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of their financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xix) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and each subsidiary is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xx) Sarbanes-Oxley Compliance. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxi) Status under the 1933 Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the 1933 Act, in each case at the times specified in the 1933 Act in connection with the offering of the Notes, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the 1933 Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Time.

(xxii) Cuba. The Company has complied with all provisions of Section 517.075 of the Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

(xxiii) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters, Closing.

(a) Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price and with the terms set forth in Schedule B, the principal amount of Notes set forth in Schedule A opposite the name of such Underwriter, plus any additional amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b) Payment. Payment of the purchase price for, and delivery of, the Notes shall be made at the offices of the Representatives, or at such other place as shall be agreed upon by the Representatives and the Company at 9:00 A.M. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made by the Representatives to the Company by wire transfer of immediately available funds to a bank account(s) designated by the Company to the Representatives against delivery of the Notes in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”), registered in the name of Cede & Co., as nominee for DTC, and to be credited to each Underwriter’s account at DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has agreed to purchase.

(c) Registration. The Global Securities will be made available for examination by the Representatives at the office of DTC or its designated custodian at least one business day prior to the Closing Time.

(d) Acknowledgment. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. Subject to Section 3(b), it will prepare the Prospectus in a form approved by the Representatives and file such Prospectus (pursuant to Rule 424(b) within the time prescribed under Rule 424(b) and Rule 430A, 430B or 430C, as the case may be), prepare a final term sheet containing solely a description of the Notes in a form approved by the Representatives and attached hereto as Annex B, and file such term sheet pursuant to Rule 433(d) under the 1933 Act and all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act within the time required by such Rule. The Company will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any such purposes. It will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. It will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the withdrawal thereof at the earliest possible moment.

(b) Amendments. It will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to the Prospectus or any Issuer Free Writing prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise; it will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object; provided, however, that the foregoing shall not apply to any of the Company’s filings with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act if filed after the completion of the distribution of the Notes.

(c) Delivery of Registration Statements. It has furnished or will deliver to each of the Representatives and counsel for the Underwriters, without charge, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and one conformed copy of all consents and certificates of experts, and will also deliver to each of the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses and Issuer Free Writing Prospectus. It has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus and any Issuer Free Writing Prospectus relating to the Notes as such Underwriter reasonably requested, and it hereby consents to the use of such copies for purposes permitted by the 1933 Act. It will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act (including in circumstances where such requirements may be satisfied pursuant to Rule 172), such number of copies of the Prospectus (as amended or supplemented) and any Issuer Free Writing Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto, and any Issuer Free Writing Prospectus furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. It will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus so that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, it will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and it will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. It will use its best efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Notes; provided, however, that it shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Notes have been so qualified, it will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect so long as required to complete the distribution of the Notes.

(g) Rule 158. It will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. It will cause the net proceeds received by it from the sale of the Notes to be used in the manner specified in the Time of Sale Information and the Prospectus under “Use of Proceeds”.

(i) Restriction on Sale of Notes. During the period of thirty (30) days following the Closing Time, it will not, without the prior written consent of the Representatives on behalf of the Underwriters, sell or contract to sell or announce the offering of, any securities of the Company with characteristics and terms similar to those of the Notes, except that, no earlier than five (5) days following the Closing Time, the Company may sell or contract to sell or announce the offering of notes with stated maturities of one year or less.

(j) Reporting Requirements. During the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, the Company will file or cause to be filed all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

SECTION 4. Additional Agreements.

(a) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 3(a) hereof and attached hereto as Annex B, without the consent of the Representatives, it has not made and it will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act.

(b) Each Underwriter hereby represents and agrees that it has not and will not make any offer relating to the Notes that would constitute a free writing prospectus that is required to be filed with the Commission pursuant to Rule 433 under the 1939 Act; provided that Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company.

SECTION 5. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits and the Forms T-1) as originally filed and of each amendment thereto, (ii) the printing and reproduction of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (iii) the preparation, issuance and delivery of the Notes to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith (which fees and disbursements of counsel for the Underwriters shall not exceed $5,000), (vi) the printing and delivery to the Underwriters of copies of each Basic Prospectus, Preliminary Prospectus, Issuer Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the trustees in connection with the Indenture and the Notes, (viii) any fees payable in connection with the rating of the Notes, and (ix) the fees and expenses incident to the performance of the Company’s other obligations hereunder.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6(i) or Section 10(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1(a) hereof, at and as of the Time of Delivery and the Closing Time, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(a) hereof; each Issuer Free Writing Prospectus shall have been timely filed with the Commission pursuant to Rule 433; the final term sheet contemplated by Section 3(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any amendment thereto pursuant to Rule 401(g)(2) or pursuant to Section 8A under the 1933 Act, or any notice objecting to its use, shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

(b) Opinions of Counsel for the Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of (i) Edwards Angell Palmer & Dodge LLP, outside counsel for the Company, to the effect set forth in Exhibit A-1 hereto and (ii) Sheila M. McDevitt, Esq., General Counsel of the Company, to the effect set forth in Exhibit A-2 hereto, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Florida and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, certificates of representatives of the applicable trustees and certificates of public officials. In rendering its opinion, Edwards Angell Palmer & Dodge LLP may rely as to matters of Florida law upon the opinion of Sheila M. McDevitt, Esq.

(c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Ropes & Gray LLP, the counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters with respect to such matters as the Representatives may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States and the laws of the State of New York, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, certificates of representatives of the applicable trustees and certificates of public officials.

(d) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the results of operations or business affairs of the Company and its subsidiaries, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that no stop order suspending the effectiveness of the Registration Statement, or any notice objecting to its use, has been issued and no proceedings for that purpose have been instituted or are pending or are, to the knowledge of such officers, contemplated by the Commission, and, to their knowledge after reasonable investigation, that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from the Company’s independent public accountants a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(f) Bring-Down Comfort Letter. At the Closing Time, the Representatives shall have received from the Company’s independent public accountants a letter, dated as of the Closing Time, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Maintenance of Rating. At the Closing Time, the Notes shall be rated by each of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and Fitch, Inc. as set forth in Schedule B hereto. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes or any of the Company’s debt securities by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Notes or any of the Company’s other debt securities.

(h) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 7. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Basic Prospectus, Preliminary Prospectus, Issuer Free Writing Prospectus, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned); and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), the Basic Prospectus, any Preliminary Prospectus, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Indemnification of the Company, Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Basic Prospectus, any Preliminary Prospectus, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such

Underwriter through the Representatives specifically for use in the Registration Statement (or any amendment thereto), the Basic Prospectus, any Preliminary Prospectus, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto).

(c) Actions against Parties, Notification. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded after consultation with counsel that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than the reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Notes as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by an Underwriter in writing through the Representatives and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Notes set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9. Survival.

The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes to the Underwriters and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

SECTION 10. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change (or event involving a prospective change) in the condition, financial or otherwise, or in the results of operations, or business affairs of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to offer, sell and deliver the Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited (other than to provide for an orderly market), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided, further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such principal amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the aggregate principal amount of the Defaulted Securities does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the aggregate principal amount of the Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Time of Sale Information or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at the addresses set forth on Schedule B; notices to the Company shall be directed to it at 702 North Franklin Street, Tampa, Florida 33602, Facsimile: (813) 228-1328, Attention: Corporate Secretary.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers, directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Underwriters’ Information. The parties hereto acknowledge and agree that the only information provided by any Underwriter to the Company through the Representatives specifically for use in the Registration Statement, the Time of Sale Information or Prospectus shall be the statements contained in the third, sixth and seventh paragraphs, and the third and fourth sentences in the fourth paragraph, under the heading “Underwriting” in the Prospectus.

SECTION 15. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriters.

Very truly yours,

TAMPA ELECTRIC COMPANY

By:	/s/ Sandra W. Callahan
Name:	Sandra W. Callahan
Title:	Vice President – Treasurer and Assistant Secretary

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Karl Newlin
Authorized Signatory

BNY CAPITAL MARKETS, INC.

By:	/s/ Daniel Klinger
Authorized Signatory

BNP PARIBAS SECURITIES CORP.

By:	/s/ Peter Masco
Authorized Signatory

For themselves and the other Underwriters named in Schedule A to the foregoing Agreement.

SCHEDULE A

Underwriter	Principal Amount
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$58,334,000

BNY Capital Markets, Inc.	$58,333,000

BNP Paribas Securities Corp	$58,333,000

Fifth Third Securities, Inc.	$18,750,000

Morgan Keegan & Company, Inc	$18,750,000

SG Americas Securities, LLC.	$18,750,000

Wedbush Morgan Securities, Inc.	$18,750,000

SCHEDULE B

Title: 6.15% Notes due 2037

Aggregate Principal Amount: $250,000,000

Interest Rate: 6.15%

Interest Payment Dates: May 15 and November 15

Maturity: May 15, 2037

Redemption Provisions: Make-whole treasury rate plus 25 basis points

Rating: Baa2 (Moody’s); BBB- (S&P); BBB+ (Fitch)

Price to Public: 99.433% per note; Total: $248,582,500

Purchase Price by Underwriters: 98.558% per note; Total: $246,395,000

Closing: May 25, 2007

Notices: Notices to be given to the Underwriters should be directed to the Representatives as follows:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, NY 10080

Attn: Karl Newlin

BNY Capital Markets, Inc.

One Wall Street

New York, New York 10286

Attn: Daniel Klinger

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, NY 10019

Attn: Peter Masco - Syndicate

The respective principal amounts of the Notes to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

Exhibit A-1

FORM OF OPINION OF EDWARDS ANGELL PALMER & DODGE LLP,

COMPANY COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 6(b)(i)

Capitalized terms used herein shall have the same definitions as set forth in the underwriting agreement (the “Agreement”) to which this Exhibit A-1 is attached.

(i) The Company is validly existing as a corporation in good standing under the laws of the State of Florida, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, as amended and supplemented, and to enter into and perform its obligations under each of the Agreement and the Indenture.

(ii) The Agreement has been duly authorized, executed and delivered by the Company.

(iii) The Notes and the Indenture (collectively, the “Transaction Documents”) have each been duly authorized, executed and delivered by the Company, and, in the case of the Notes, when validly authenticated and delivered by the Indenture Trustee, and, in the case of the Indenture, when validly executed and delivered by the Indenture Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and the Notes are entitled to the benefits of the Indenture.

(iv) The Registration Statement is an “automatic effective registration statement” as defined in Rule 405 under the 1933 Act that has been filed not more than three years prior to the date of the Agreement; any required filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been issued under the 1933 Act, and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(v) The Registration Statement, the Preliminary Prospectus, the Prospectus, excluding in each case the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, excluding in each case the documents incorporated by reference therein and the Statements of Eligibility on Form T-1 of the applicable trustees, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act.

(vi) The documents incorporated by reference in the Time of Sale Information and the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, and the Statements of Eligibility on Form T-1 of the applicable trustees, as to which we express no opinion), when they became effective or were filed with the Commission, or as subsequently amended prior to the date of the Agreement, as the case may be, complied as to form at the time of such effectiveness or filing in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(vii) No filing, registration or qualification with, or authorization, approval consent, license, order, or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations and the 1939 Act, which have been obtained or made, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of this Agreement or the Indenture or for the offering, issuance, sale or delivery of the Notes.

(viii) The execution, delivery and performance by the Company of this Agreement and the Transaction Documents and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption “Use of Proceeds”) do not and will not, whether with or without the giving of notice or lapse of time or both, (i) constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument that is listed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2006 or any of the Company’s Forms 10-Q or 8-K filed subsequent thereto but on or prior to the date of such opinion, (ii) violate (a), the provisions of the charter or by-laws of the Company, (b) any applicable law, statute, rule or regulation, or (c) any judgment, order, writ or decree, known to us, of any government, government instrumentality or court having jurisdiction over the Company or any of its property, assets or operations.

(ix) The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act.

(x) The Indenture has been duly qualified under the 1939 Act.

(xi) The statements made in the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities of Tampa Electric Company,” insofar as such statements purport to constitute a summary of the terms of any of the Transaction Documents, constitute accurate summaries thereof in all material respects.

We have participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and representatives of the independent public accountants for the Company at which conferences the contents of the Registration Statement, Time of Sale Information and the Prospectus and related matters were discussed and, although we have not independently verified, are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus (except as otherwise indicated above), we advise you that, on the basis of the foregoing, no facts have come to our attention that lead us to believe that (i) the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective (including the information deemed to be part of the Registration Statement at the time it became effective pursuant to Rule 430A, 430B or 430C under the 1933 Act), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information, taken as a whole, at the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus or any amendment or supplement thereto, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the Forms T-1 or the financial statements, including the notes thereto, or any other financial data found in or derived from the internal accounting and other records of the Company set forth or referred to in the Registration Statement, the Time of Sale Information or the Prospectus).

Exhibit A-2

FORM OF OPINION OF SHEILA M. MCDEVITT

GENERAL COUNSEL, TAMPA ELECTRIC COMPANY

TO BE DELIVERED PURSUANT TO

SECTION 6(b)(ii)

Capitalized terms used herein shall have the same definitions as set forth in the underwriting agreement (the “Agreement”) to which this Exhibit A-2 is attached.

(i) The Company is validly existing as a corporation in good standing under the laws of the State of Florida, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, as amended and supplemented, and to enter into and perform its obligations under this Agreement and the Indenture.

(ii) The Agreement has been duly authorized, executed and delivered by the Company.

(iii) The Notes and the Indenture (collectively, the “Transaction Documents”) have each been duly authorized, executed and delivered by the Company, and, in the case of the Notes, when validly authenticated and delivered by the Indenture Trustee, and, in the case of the Indenture, when validly executed and delivered by the Indenture Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(iv) All descriptions in the Registration Statement of written contracts and other documents to which the Company is a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

(v) No filing, registration or qualification with, or authorization, approval, consent, license, order, or decree of, any court or governmental authority or agency, domestic or foreign, including the Florida Public Service Commission, (other than under the 1933 Act and the 1933 Act Regulations and the 1939 Act, which have been obtained or made, or as may be required under the securities or blue sky laws of the various states, as to which I express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Agreement or the Indenture or for the offering, issuance, sale or delivery of the Notes.

(vii) The execution, delivery and performance of the Agreement and the Transaction Documents and the consummation of the transactions contemplated in the Agreement and in the Registration Statement (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption “Use of Proceeds”) do not and will not, whether with or without the giving of notice or lapse of time or both, (i) constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument that is listed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2006 or any of the Company’s Forms 10-Q or 8-K filed subsequent thereto, but prior to the date of such opinion, (ii) violate (a), the charter or by-laws of the Company, (b) any applicable law, statute, rule or regulation, or (c) any judgment, order, writ or decree, known to me, of any government, government instrumentality or court having jurisdiction over the Company or any of its properties, assets or operations.

I, or attorneys under my supervision, have participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and representatives of the independent public accountants for the Company at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed and, although I have not independently verified, am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus (except as otherwise indicated above), I advise you that, on the basis of the foregoing, no facts have come to my attention that lead me to believe that (i) the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective (including the information deemed to be part of the Registration Statement at the time it became effective pursuant to Rule 430A, 430B or 430C under the 1933 Act), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information, taken as a whole, at the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus or any amendment or supplement thereto, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I express no view with respect to the Forms T-1 or the financial statements, including the notes thereto, or any other financial data found in or derived from the internal accounting and other records of the Company set forth or referred to in the Registration Statement, the Time of Sale Information or the Prospectus).

ANNEX A

1. Final Term Sheet relating to the Notes.

ANNEX B

Time of Sale Information

Final Term Sheet

Filed Pursuant to Rule 433(d)

Registration Statement No. 333-132243

May 22, 2007

Issuer:	Tampa Electric Company
Principal Amount:	$250,000,000
Maturity:	May 15, 2037
Coupon:	6.15%
Initial Price to Public:	99.433% per Note
Yield to maturity:	6.192%
Spread to Benchmark Treasury:	+1.20%
Benchmark Treasury:	February 2036
Benchmark Treasury Yield:	4.992%
Interest Payment Dates:	May 15 and November 15, commencing November 15, 2007
Redemption Provisions:
Make-whole call	At any time at a discount rate of Treasury plus 25 basis points
Settlement:	T+3; May 25, 2007
Ratings*(Moody’s/S&P/Fitch):	Baa2/BBB-/BBB+
CUSIP:	875127 AW2
Joint Book-running Managers	Merrill Lynch, BNY Capital Markets, BNP Paribas
Co-Managers	Fifth Third Securities, Inc., Morgan Keegan & Company, Inc., SG Americas Securities, LLC and Wedbush Morgan Securities, Inc.
*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-866-500-5408, BNY Capital Markets, Inc. at 212-635-8974 or BNP Paribas Securities Corp. at 1-800-854-5674.